SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  May 6, 2009

                        Total Nutraceutical Solutions
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               (Name of Small Business Issuer in its Charter)

            Nevada                    0-52864             26-0561199
 ----------------------------       ------------       ------------------
 (State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)             File Number)       Identification No.)

          2811 Reidville Road, Suite 23, Spartanburg, SC  29301
          -----------------------------------------------------
                (Address of principal executive offices)

                             (864) 316-2909
                       ---------------------------
                       (Issuer's telephone number)

                                      n/a
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 - Termination of a Material Definitive Agreement.


Total Nutraceutical Solutions, Inc. entered into a definitive 90 day option agreement dated November 22, 2008 with Golden Gourmet Mushroom, Inc. to acquire all right, title and interest in the Mushroom Matrix Assets in exchange for Three Hundred Fifty Thousand ($350,000) and Two Million Five Hundred Thousand (2,500,000) shares of restricted Common Stock of the Company and a certain royalty interest in future net sales generated by the Company. At the end of the 90 day option, Golden Gourmet Mushrooms, Inc. granted an extension to the option to April 30, 2009. The Company requested a second extension to May 18, 2009 for the express purpose of reaching the minimum on a 506 private offering. Golden Gourmet Mushrooms declined the request to extend the option period, except under certain conditions which the management of the company believed were not in the best interest of the Company or its shareholders. The Company currently has investment funds residing in an escrow account. As a consequence of not having a legal option in place, the Company will be making a formal rescission offer to certain investors who have participated in the private offering and have funds deposited in the escrow.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 Total Nutraceutical Solutions
                                 -----------------------------
                                           Registrant


                                By: /s/ Marvin Hausman M.D., CEO
                                ------------------------------------
                                Name:   Marvin Hausman M.D., CEO
                                Title:  CEO/Director



Dated:  May 6, 2009



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